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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-17485, 333-30933, 333-17487, 333-41535, 333-27279, 333-23249, 333-27281,
333-41537, 333-48777, 333-76261, 333-33442, 333-33934, 333-58056, 333-101973 and
333-113705 on Form S-8, and Registration Statement No. 333-24291 on Form S-3 of our reports dated March 14, 2006, relating to the consolidated financial statements and financial statement schedule of Tenneco Inc. and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Tenneco Inc. for the year ended December 31, 2005.

Deloitte & Touche, LLP
Chicago, Illinois
March 14, 2006

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